Effective June 3, 2008 the Companys
American Depositary Share (ADS) Ratio
Changed from 5:1 (Five ADSs Representing
One Ordinary Shares) to 1:1 (One ADS
Representing One Ordinary Share) and the
Par Value Changed from EURO 2 to EURO
0.40
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents one-fifth of one deposited Share)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
NOMINAL VALUE EURO 2.00 EACH OF
COMPAGNIE GENERALE DE
GEOPHYSIQUE-VERITAS
(INCORPORATED UNDER THE LAWS
OF THE REPUBLIC OF FRANCE)
The Bank of New York, as depositary
(hereinafter called the Depositary), hereby
certifies that___________
____________________________________
________, or registered assigns IS THE
OWNER OF
_____________________________
AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares
(herein called Shares) of Compagnie
Generale de Geophysique-Veritas, a societe
anonyme organized under the laws of the
Republic of France (herein called the
Company).  At the date hereof, each
American Depositary Share represents one-
fifth of one Share deposited or subject to
deposit under the Deposit Agreement (as
such term is hereinafter defined) at the Paris,
France office of any of Credit Agricole
Indosuez, BNP Paribas, Banque Worms,
Societe Generale or Credit Lyonnais (each
herein called the Custodian).  The
Depositarys Corporate Trust Office is
located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at 48 Wall Street,
New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286
1.	THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of
an issue (herein called Receipts), all issued
and to be issued upon the terms and
conditions set forth in the amended and
restated deposit agreement, dated as of
January 11, 2007 (herein called the Deposit
Agreement), by and among the Company,
the Depositary, and all Owners and Holders
from time to time of American Depositary
Shares issued thereunder, each of whom by
accepting American Depositary Shares or
any beneficial interest therein agrees to
become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and Holders and the rights and
duties of the Depositary in respect of the
Shares deposited thereunder and any and all
other securities, property and cash from time
to time received in respect of such Shares
and held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
The statements made on the face and reverse
of this Receipt are summaries of certain
provisions of the Deposit Agreement and are
qualified by and subject to the detailed
provisions of the Deposit Agreement, to
which reference is hereby made.
Capitalized terms defined in the Deposit
Agreement and not defined herein shall have
the meanings set forth in the Deposit
Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
Upon surrender at the Corporate Trust
Office of the Depositary of American
Depositary Shares for the purpose of
withdrawal of the Deposited Securities
represented by the American Depositary
Shares evidenced by this Receipt, and upon
payment of the fee of the Depositary for the
surrender of Receipts as provided in this
Receipt, and subject to the terms and
conditions of the Deposit Agreement, the
Owner of those American Depositary Shares
is entitled to the transfer of the Deposited
Securities to an account in the name of such
Owner, or such name as shall be designated
by such Owner, maintained by the Company
or its agent for registration and transfer of
Shares in the case of Shares in registered
form, or maintained by an accredited
financial institution in the case of Shares in
bearer form, of the Deposited Securities at
the time represented by the American
Depositary Shares for which this Receipt is
issued.  Such delivery will be made at the
option of the Owner hereof, either at the
office of the Custodian or at the Corporate
Trust Office of the Depositary, provided that
the forwarding of certificates for Shares or
other Deposited Securities for such delivery
at the Corporate Trust Office of the
Depositary shall be at the risk and expense
of the Owner hereof.
In the event any such delivery of Deposited
Securities would otherwise require delivery
of fractional Deposited Securities, the
Depositary may sell the amount of
Deposited Securities corresponding to the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions described in Section 4.1 of
the Deposit Agreement.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
Transfer of American Depositary Shares
may be registered on the books of the
Depositary upon (i) in the case of
certificated American Depositary Shares
surrender of American Depositary Shares,
by the Owner hereof in person or by a duly
authorized attorney, properly endorsed or
accompanied by proper instruments of
transfer or (ii) in the case of uncertificated
American Depositary Shares, receipt from
the Owner of a proper instruction (including,
for the avoidance of doubt, instructions
through DRS and Profile as provided in
Section 2.10 of the Deposit Agreement) and,
in either case, upon compliance with any
applicable restrictions on transfer thereof,
and duly stamped as may be required by the
laws of the State of New York and of the
United States of America and accompanied
by funds sufficient to pay any applicable
transfer taxes and the expenses of the
Depositary and upon compliance with such
regulations, if any, as the Depositary may
establish for such purpose.  This Receipt
may be split into other such Receipts, or
may be combined with other such Receipts
into one Receipt, evidencing the same
aggregate number of American Depositary
Shares as the Receipt or Receipts
surrendered.  The Depositary, upon
surrender of a Receipt for the purpose of
exchanging for uncertificated American
Depositary Shares, shall cancel that Receipt
and send the Owner a statement confirming
that the Owner is the Owner of
uncertificated American Depositary Shares.
The Depositary, upon receipt of a proper
instruction (including, for the avoidance of
doubt, instructions through DRS and Profile
as provided in Section 2.10 of the Deposit
Agreement) from the Owner of
uncertificated American Depositary Shares
for the purpose of exchanging for
certificated American Depositary Shares,
shall execute and deliver to the Owner a
Receipt evidencing those American
Depositary Shares.  As a condition
precedent to the delivery, registration of
transfer, or surrender of any American
Depositary Shares or split-up or
combination of any Receipt, the delivery of
any distribution thereon, or withdrawal of
any Deposited Securities, the Company,
Depositary, Custodian or Registrar may
require payment from the depositor of the
Shares or the presenter of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer, registration, or conversion fee with
respect thereto (including any such tax,
charge or fee with respect to Shares being
deposited or withdrawn) and payment of any
fees of the Depositary as provided in this
Receipt, may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt, including, without limitation, this
Article 3.
The delivery of American Depositary Shares
against deposit of Shares generally or
against deposits of particular Shares may be
suspended, or the transfer of American
Depositary Shares in particular instances
may be refused, or the registration of
transfer of outstanding American Depositary
Shares generally may be suspended, during
any period when the transfer books of the
Company, the Depositary or any Registrar
are closed, or if any such action is deemed
necessary or advisable by the Depositary or
the Company at any time or from time to
time because of any requirement of law or of
any government or governmental body or
commission, or under any provision of the
Deposit Agreement, or for any other reason,
subject to the provisions of the following
sentence.  Notwithstanding anything to the
contrary in the Deposit Agreement or this
Receipt, the surrender of outstanding
American Depositary Shares and withdrawal
of Deposited Securities may not be
suspended subject only to (i) temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meeting or the payment of
dividends, (ii) the payment of fees, taxes and
similar charges and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the American
Depositary Shares or to the withdrawal of
the Deposited Securities.  Without limitation
of the foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares or rights
required to be registered under the
provisions of the Securities Act of 1933,
unless a registration statement is in effect as
to such Shares.  The Depositary will comply
with written instructions from the Company
requesting that the Depositary not accept for
deposit hereunder any Shares or rights
identified in such instructions in order to
facilitate the Companys compliance with
securities laws of the United States or any
State thereof or of The Republic of France.
4.	LIABILITY OF OWNER FOR
TAXES.
If any tax or other governmental charge
shall become payable with respect to any
American Depositary Shares or any
Deposited Securities represented by any
American Depositary Shares, such tax or
other governmental charge shall be payable
by the Owner or Holder hereof to the
Depositary.  The Depositary may refuse to
register any transfer of American Depositary
Shares or any withdrawal of Deposited
Securities represented by those American
Depositary Shares until such payment is
made, and may withhold any dividends or
other distributions, or may sell for the
account of the Owner or Holder hereof any
part or all of the Deposited Securities
represented by those American Depositary
Shares, and may apply such dividends or
other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge (and any taxes or
expenses arising out of such sale), and the
Owner or Holder hereof shall remain liable
for any deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
Every person depositing Shares under the
Deposit Agreement shall be deemed thereby
to represent and warrant, in addition to such
representations and warranties as may be
required pursuant to Section 2.2 of the
Deposit Agreement, that such Shares are
validly issued, fully paid, and nonassessable
and that the person making such deposit is
duly authorized so to do.  Every such person
shall also be deemed to represent that such
Shares and American Depositary Shares
representing such Shares would not be
Restricted Securities.  Such representations
and warranties shall survive the deposit of
Shares and issuance of American Depositary
Shares.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
Any person presenting Shares for deposit or
any Owner or Holder of American
Depositary Shares may be required from
time to time to file with the Depositary or
the Custodian such proof of citizenship or
residence, exchange control approval, legal
or beneficial ownership of Receipts,
Deposited Securities or other securities,
compliance with all applicable laws or
regulations, or such information relating to
the registration on the books of the
Company (or the appointed agent of the
Company for transfer and registration of
Shares), if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper.  The Depositary may
withhold the delivery or registration of
transfer of any American Depositary Shares
or the distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
any necessary approval has been granted by
any governmental body in France which is
then performing the function of the
regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
The Company agrees to pay the fees and
reasonable expenses of the Depositary and
those of any Registrar only in accordance
with agreements in writing entered into
between the Depositary and the Company
from time to time.  The Depositary shall
present detailed statements for such
expenses to the Company at least once every
three months.  The charges and expenses of
the Custodian are for the sole account of the
Depositary.
The following charges (to the extent
permitted by applicable law or the rules of
any securities exchange on which the
American Depositary Shares are admitted
for trading) shall be incurred by any party
depositing or withdrawing Shares or by any
party surrendering American Depositary
Shares or to whom American Depositary
Shares are issued (including, without
limitation, issuance pursuant to a stock
dividend or stock split declared by the
Company or an exchange of stock regarding
the American Depositary Shares or
Deposited Securities or a delivery of
American Depositary Shares pursuant to
Section 4.3 of the Deposit Agreement),
whichever applicable: (1) taxes and other
governmental charges, (2) such registration
fees as may from time to time be in effect
for the registration of transfers of Shares
generally on the share register of the
Company (or (if applicable) the appointed
agent of the Company for transfer and
registration of Shares) and applicable to
transfers of Shares to or from the name of
the Depositary or its nominee or the
Custodian or its nominee on the making of
deposits or withdrawals under the terms of
the Deposit Agreement, (3) such cable, telex
and facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of Foreign Currency pursuant to Section 4.5
of the Deposit Agreement, (5) a fee not in
excess of $5.00 per 100 American
Depositary Shares (or portion thereof) for
the delivery and for the surrender of
American Depositary Shares pursuant to
Sections 2.3, 4.3, 4.4, 2.5 and 6.2 of the
Deposit Agreement, respectively, (6) a fee
not in excess of $0.02 per American
Depositary Share (or portion thereof) for any
cash distribution pursuant to Sections 4.1
through 4.4 of the Deposit Agreement and
(7) a fee for the distribution of securities
pursuant to Section 4.2 of the Deposit
Agreement, such fee being in an amount
equal to the fee for the execution and
delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7
treating all such securities as if they were
Shares) but which securities are instead
distributed by the Depositary to Owners.  No
fee will be charged by the Depositary to any
Owner or Holder in connection with such
Owners or Holders exercise of voting rights
relating to any Shares underlying the
American Depositary Shares.
The Depositary, subject to Article 8 hereof,
may own and deal in any class of securities
of the Company and its affiliates and in
American Depositary Shares.
8.	PRE-RELEASE OF RECEIPTS.
The Depositary may issue American
Depositary Shares against delivery by the
Company (or any agent of the Company
recording Share ownership) of rights to
receive Shares from the Company (or any
such agent of the Company).  No such issue
of American Depositary Shares will be
deemed a Pre-Release that is subject to the
restrictions of the following paragraph.
Unless requested in writing by the Company
to cease doing so, the Depositary may,
notwithstanding Section 2.3 of the Deposit
Agreement, deliver American Depositary
Shares prior to the receipt of Shares
pursuant to Section 2.2 of the Deposit
Agreement (Pre-Release).  The Depositary
may, pursuant to Section 2.5 of the Deposit
Agreement, deliver Shares upon the
surrender of American Depositary Shares
that have been Pre-Released, whether or not
such cancellation is prior to the termination
of such Pre-Release or the Depositary knows
that such American Depositary Shares have
been Pre-Released.  The Depositary may
receive American Depositary Shares in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
American Depositary Shares or Shares are to
be delivered (the Pre-Releasee) that the Pre-
Releasee, or its customer, (i) owns the
Shares or American Depositary Shares to be
remitted, as the case may be, (ii) assigns all
beneficial right, title and interest in such
Shares or American Depositary Shares, as
the case may be, to the Depositary in its
capacity as such and for the benefit of the
Owners, and (iii) will not take any action
with respect to such Shares or American
Depositary Shares, as the case may be, that
is inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
American Depositary Shares, as the case
may be, other than in satisfaction of such
Pre-Release), (b) at all times fully
collateralized with cash, U.S. government
securities or such other collateral as the
Depositary determines, in good faith, will
provide substantially similar liquidity and
security, (c) terminable by the Depositary on
not more than five (5) business days notice,
and (d) subject to such further indemnities
and credit regulations as the Depositary
deems appropriate.  The number of Shares
not deposited but represented by American
Depositary Shares outstanding at any time as
a result of Pre-Releases will not normally
exceed thirty percent (30%) of the Shares
deposited under the Deposit Agreement;
provided, however, that the Depositary
reserves the right to disregard such limit
from time to time as it deems reasonably
appropriate, and may, with the prior written
consent of the Company, change such limit
for purposes of general application.  The
Depositary will also set dollar limits with
respect to Pre-Release transactions to be
entered into hereunder with any particular
Pre-Releasee on a case-by-case basis as the
Depositary deems appropriate.  For purposes
of enabling the Depositary to fulfill its
obligations to the Owners under the Deposit
Agreement, the collateral referred to in
clause (b) above shall be held by the
Depositary as security for the performance
of the Pre-Releasees obligations to the
Depositary in connection with a Pre-Release
transaction, including the Pre-Releasees
obligation to deliver Shares or American
Depositary Shares upon termination of a
Pre-Release transaction (and shall not, for
the avoidance of doubt, constitute Deposited
Securities hereunder).
The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
9.	TITLE TO RECEIPTS.
It is a condition of this Receipt and every
successive Owner and Holder of this Receipt
by accepting or holding the same consents
and agrees, that title to this Receipt when
properly endorsed or accompanied by proper
instruments of transfer and transferred in
accordance with the terms of the Deposit
Agreement, including without limitation
Sections 2.4 and 2.6 thereof, is transferable
as certificated registered securities under the
laws of New York.  American Depositary
Shares not evidenced by Receipts shall be
transferable as uncertificated registered
securities in accordance with the laws of the
State of New York; provided, however, that
the Depositary and the Company,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes and neither the Depositary nor the
Company shall have any obligation or be
subject to any liability under the Deposit
Agreement to any holder of American
Depositary Shares unless such holder is the
Owner hereof.
10.	VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be
valid or obligatory for any purpose, unless
this Receipt shall have been executed by the
Depositary by the manual signature of a
duly authorized signatory of the Depositary;
provided, however, that such signature may
be a facsimile if a Registrar for the Receipts
shall have been appointed and such Receipts
are countersigned by the manual or facsimile
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
The Company is subject to the periodic
reporting requirements of the Securities
Exchange Act of 1934 and, accordingly,
files certain reports with the Commission.
Such reports and communications will be
available for inspection and copying by
Owners and Holder at the public reference
facilities maintained by the Commission
located at 100 F Street, N.E., Washington,
D.C. 20549.
The Depositary will make available for
inspection by Owners at its Corporate Trust
Office any reports, notices and other
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary, the Custodian, or a nominee of
either as the holder of the Deposited
Securities and (b) generally made available
to the holders of such Deposited Securities
by the Company.  The Depositary will also
send to Owners of Receipts copies of
reports, notices and communications
furnished by the Company pursuant to the
Deposit Agreement.
The Depositary will keep books, at its
Corporate Trust Office, for the registration
of American Depositary Shares and transfers
of American Depositary Shares which at all
reasonable times shall be open for inspection
by the Owners of Receipts provided that
such inspection shall not be for the purpose
of communicating with Owners of Receipts
in the interest of a business or object other
than the business of the Company or a
matter related to the Deposit Agreement or
the American Depositary Shares.
12.	DIVIDENDS AND
DISTRIBUTIONS.
Whenever the Depositary or the Custodian
receives any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary will, or will cause its agent, as
promptly as practicable after its receipt of
such dividend or distribution (unless
otherwise prohibited or prevented by law), if
at the time of receipt thereof any amounts
received in a foreign currency can in the
judgment of the Depositary be converted on
a reasonable basis into United States dollars
transferable to the United States, and subject
to the Deposit Agreement, convert such
dividend or distribution into Dollars and will
distribute the amount thus received (net of
the fees and expenses of the Depositary as
provided in Article 7 hereof and Section 5.9
of the Deposit Agreement) to the Owners
entitled thereto; provided, however, that in
the event that the Company or an agent of
the Company or the Depositary is required
to withhold and does withhold from any
cash dividend or other cash distribution in
respect of any Deposited Securities an
amount on account of taxes or other
governmental charges, the amount
distributed to the Owners of the American
Depositary Shares representing such
Deposited Securities shall be reduced
accordingly.
Subject to the provisions of Sections 4.11
and 5.9 of the Deposit Agreement, whenever
the Depositary receives any distribution
other than a distribution described in
Section 4.1, 4.3 or 4.4 of the Deposit
Agreement, the Depositary will cause the
securities or property received by it to be
distributed to the Owners entitled thereto, as
of the record date fixed pursuant to
Section 4.6 of the Deposit Agreement, in
proportion to the number of American
Depositary Shares representing such
Deposited Securities held by them
respectively, in any manner that the
Depositary may reasonably deem equitable
and practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners entitled thereto, or if for any other
reason (including, but not limited to, any
requirement that the Company or an agent of
the Company or the Depositary withhold an
amount on account of taxes or other
governmental charges or that such securities
must be registered under the Securities Act
of 1933 in order to be distributed to Owners)
the Depositary deems such distribution not
to be feasible, the Depositary may adopt
such method as it may reasonably deem
equitable and practicable for the purpose of
effecting such distribution, including, but
not limited to, the public or private sale of
the securities or property thus received, or
any part thereof, and the net proceeds of any
such sale (net of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.9 of the Deposit Agreement
and any expenses in connection with such
sale) will be distributed by the Depositary to
the Owners entitled thereto as in the case of
a distribution in cash pursuant to Section 4.1
of the Deposit Agreement.
If any distribution upon any Deposited
Securities consists of a dividend in, or free
distribution of, Shares, the Depositary may
deliver, as promptly as practicable, to the
Owners entitled thereto, in proportion to the
number of American Depositary Shares
representing such Deposited Securities held
by them respectively, an aggregate number
of American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution, subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares, including the
withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Article 7 hereof and Section 5.9
of the Deposit Agreement, and subject to
applicable law.  In lieu of delivering
fractional American Depositary Shares in
any such case, the Depositary will sell the
amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions described in Section 4.1 of
the Deposit Agreement.  If additional
American Depositary Shares are not so
delivered, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.  In
addition, the Depositary may withhold any
delivery of American Depositary Shares
under this Article 12 or Section 4.3 of the
Deposit Agreement if it has not received
satisfactory assurances from the Company
that such distribution does not require
registration under the Securities Act of 1933
or is exempt from registration under the
provisions of such Act.
In the event that the Depositary determines
that any distribution in property (including
Shares and rights to subscribe therefor) is
subject to any tax or other governmental
charge which the Depositary is obligated to
withhold, the Depositary may by public or
private sale dispose of all or a portion of
such property (including Shares and rights to
subscribe therefor) in such amounts and in
such manner as the Depositary deems
necessary and practicable to pay any such
taxes or charges, and the Depositary shall
distribute the net proceeds of any such sale
after deduction of such taxes or charges to
the Owners of Receipts entitled thereto.
13.	RIGHTS.
In the event that the Company shall offer or
cause to be offered to the holders of any
Deposited Securities any rights to subscribe
for additional Shares or any rights of any
other nature, the Depositary, after
consultation with the Company, shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or, if by
the terms of such rights offering or for any
other reason the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines that it is lawful and
feasible to make such rights available to all
or certain Owners but not to other Owners,
the Depositary may distribute to any Owner
to whom it determines the distribution to be
lawful and feasible, in proportion to the
number of American Depositary Shares held
by such Owner, warrants or other
instruments therefor in such form as it
deems appropriate.
In circumstances in which rights would
otherwise not be distributed, if an Owner
requests the distribution of warrants or other
instruments in order to exercise the rights
allocable to the American Depositary Shares
representing the Shares of such Owner
hereunder, the Depositary will promptly
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
If the Depositary has distributed warrants or
other instruments for rights to all or certain
Owners, then upon instruction from such an
Owner pursuant to such warrants or other
instruments to the Depositary from such
Owner to exercise such rights, upon
payment by such Owner to the Depositary
for the account of such Owner of an amount
equal to the purchase price of the Shares to
be received upon the exercise of the rights,
and upon payment of the fees of the
Depositary and any other charges as set
forth in such warrants or other instruments,
the Depositary shall, on behalf of such
Owner, unless otherwise agreed by the
Company and the Depositary, exercise the
rights and purchase the Shares, and the
Company shall cause the Shares so
purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares
so purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, deliver American Depositary
Shares to such Owner.  In the case of a
distribution pursuant to the second
paragraph of this Article 13, such Shares
shall be deposited and depositary shares
representing such Shares shall be delivered
under a separate deposit agreement to be
entered into between the Company and the
Depositary providing from the issuance of
depositary receipts subject to appropriate
restrictions on deposit and withdrawal of
Shares and transfers of such depositary
receipts as required by United States
securities laws.
If the Depositary determines in its discretion
that it is not lawful or feasible to make such
rights available to all or certain Owners, it
will, after notice to the Company, use
reasonable efforts to, sell the rights, warrants
or other instruments, if a market is available
therefor, in proportion to the number of
American Depositary Shares held by the
Owners to whom it has determined it may
not lawfully or feasibly make such rights
available; the Depositary will allocate the
net proceeds of such sales (net of the fees
and expenses of the Depositary as provided
in Section 5.9 of the Deposit Agreement,
any expenses in connection with such sale
and all taxes and governmental charges
payable in connection with such rights and
subject to the terms and conditions of the
Deposit Agreement) for the account of such
Owners otherwise entitled to such rights,
warrants or other instruments, upon an
averaged or other practical basis without
regard to any distinctions among such
Owners because of exchange restrictions or
the date of delivery of any American
Depositary Shares or otherwise.
If a registration statement under the
Securities Act of 1933 is required with
respect to the securities to which any rights
relate in order for the Company to offer such
rights to Owners and sell the securities
represented by such rights, the Depositary
will not offer such rights to Owners having
an address in the United States (as defined in
Regulation S) unless and until such a
registration statement is in effect, or unless
the offer and sale of such securities and such
rights to such Owners are exempt from
registration under the provisions of such
Act.
The Depositary shall not be responsible for
any failure to determine that it may be
lawful or feasible to make such rights
available to Owners in general or any Owner
in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
Whenever the Depositary shall receive
Foreign Currency, by way of dividends or
other distributions or the net proceeds from
the sale of securities, property or rights, and
if at the time of the receipt thereof the
Foreign Currency so received can, in the
judgment of the Depositary, be converted on
a reasonable basis into Dollars and the
resulting Dollars transferred to the United
States, the Depositary shall convert or cause
to be converted as promptly as practicable,
by sale or in any other manner that it may
determine, in accordance with applicable
law, such Foreign Currency into Dollars,
and such Dollars shall be distributed as
promptly as practicable to the Owners
entitled thereto or, if the Depositary shall
have distributed any rights, warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
rights, warrants and/or instruments upon
surrender thereof for cancellation.  Such
distribution or conversion may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions,
the date of delivery of any American
Depositary Shares or otherwise and shall be
net of any expenses of conversion into
Dollars incurred by the Depositary as
provided in Section 5.9 of the Deposit
Agreement.
If such conversion or distribution can be
effected only with the approval or license of
any government or agency thereof, the
Depositary shall file as promptly as
practicable such application for approval or
license, if any, as it may deem desirable;
provided, however, that the Depositary will
be entitled to rely upon French local counsel
in such matters, which counsel will be
instructed to act as promptly as possible.
If at any time Foreign Currency received by
the Depositary is not, in the judgment of the
Depositary, convertible, in whole or in part,
on a reasonable basis into Dollars
transferable to the United States, or if any
approval or license of any government or
agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary cannot be promptly obtained, the
Depositary will, (a) as to that portion of the
Foreign Currency that is convertible into
Dollars, make such conversion and, if
permitted by applicable law, transfer such
Dollars to the United States for distribution
to Owners in accordance with the first
paragraph of Section 4.5 of the Deposit
Agreement and (b) as to the nonconvertible
balance, if any, (i) if requested in writing by
an Owner, distribute or cause the Custodian
to distribute the Foreign Currency (or an
appropriate document evidencing the right
to receive such Foreign Currency) received
by the Depositary or Custodian to such
Owner and (ii) the Depositary will hold or
will cause the Custodian to hold any
amounts of nonconvertible Foreign
Currency not distributed pursuant to the
immediate preceding subclause
(i) uninvested and without liability for
interest thereon for the respective accounts
of the Owners entitled to receive the same.
15.	RECORD DATES.
Whenever any cash dividend or other cash
distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect
to the Deposited Securities, or whenever for
any reason the Depositary causes a change
in the number of Shares that are represented
by each American Depositary Share, or
whenever the Depositary shall receive notice
of any meeting of holders of Shares or other
Deposited Securities, or whenever the
Depositary finds it necessary or convenient
in respect of any matter, the Depositary shall
fix a record date, which shall, to the extent
practicable, be the same as any record date
established by the Company in respect of the
Shares, (a) for the determination of the
Owners who shall be (i) entitled to receive
such dividend, distribution or rights, or the
net proceeds of the sale thereof, or (ii)
entitled to give instructions for the exercise
of voting rights at any such meeting, or (b)
for fixing the date on or after which each
American Depositary Share will represent
the changed number of Shares, subject to the
terms and conditions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
Upon receipt of notice of any meeting of holders of Shares or other Deposited
Securities, the Depositary shall, as soon as practicable thereafter, mail to the Owners (i) a summary in English of the notice of such meeting sent by the Company to the Depositary pursuant to Section 5.06 of the Deposit Agreement, (ii) a statement that the Owners as of the close of business on a record date established by the Depositary pursuant to Section 4.06 of that Agreement will be entitled, subject to any applicable provisions of French law, the statuts of the Company and the Deposited Securities
(which provisions, if any, including any applicable provisions relating to double voting rights, will be summarized in pertinent part in such statement), to exercise the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Owners American
Depositary Shares, (iii) summaries in
English of any materials or other documents provided by the Company for the purpose of enabling such Owner to exercise such voting rights and (iv) a statement as to the manner in which such instructions may be given to the Depositary, including a statement as to the manner in which Shares with respect to which the Depositary does not receive properly completed voting instructions or receives a blank proxy will be voted, and setting forth the date established by the Depositary for the receipt of such instructions (the Instruction Date). Voting rights may be exercised only in respect of five American Depositary Shares or integral multiples thereof (subject to appropriate proportional adjustment in the event of a stock split, reclassification or other similar event).
The Company has advised the Depositary
that, in accordance with French Company
law and the statuts of the Company, Shares that have been registered in the name of the same holder for at least two years will be entitled to double voting rights. Similarly, American Depositary Shares that have been held of record by the same Owner for two years or more and representing Shares in registered form for two years or more will be entitled to double voting rights. No other
American Depositary Shares will be entitled to double voting rights. Therefore, in order to be eligible for double voting rights, each holder of American Depositary Shares must
(i) request that the Depositary hold Shares in registered form as provided in Section 2.2 of the Deposit Agreement and (ii) hold
American Depositary Shares of record (i.e., as the Owner). All American Depositary
Shares will represent Shares in bearer form unless the holder notifies the Depositary that it requests Shares in registered form. For purposes of determining whether American
Depositary shares are entitled to double voting rights, upon a sale or other disposition of American Depositary Shares by an Owner, unless otherwise specified by such Owner, the Depositary shall presume that the most recently acquired American
Depositary Shares are being sold or
otherwise disposed of by such Owner.
Upon receipt by the Depositary of properly completed voting instructions from an
Owner of American Depositary Shares on or before the Instruction Date, the Depositary will endeavor, insofar as practicable and permitted under any applicable provisions of French law, the statuts of the Company and the Deposited Securities, to, in its discretion, either vote the number of Deposited
Securities represented by those American
Depositary Shares in accordance with any nondiscretionary instructions set forth in such request or forward such instructions to the Custodian and direct the Custodian to vote that number of Deposited Securities in accordance with any nondiscretionary instructions set forth in such request. The
Depositary will not vote or attempt to
exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with instructions received from Owners or in accordance with the statement referred to in clause (iv) of the first sentence of Section 4.7 of the Deposit
Agreement as to the manner in which Shares with respect to which the Depositary does not receive properly completed voting instructions or receives a blank proxy will be voted.
There can be no assurance that Owners
generally or any Owner in particular will receive the notice described in the first paragraph of Section 4.7 of the Deposit
Agreement sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the preceding paragraph of that Section 4.7.
The Depositary will take no action to impair the ability of the Custodian to vote the number of Shares (including Shares held by the Depositary in registered form which may be entitled to double voting rights pursuant to Section 4.7 of the Deposit Agreement) necessary to carry out the voting instructions of all Owners.

17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
In circumstances where the provisions of
Section 4.3 of the Deposit Agreement do not
apply, upon any change in nominal or par
value, split-up, consolidation, or any other
reclassification of Deposited Securities, or
upon any recapitalization, reorganization,
merger or consolidation, or sale of assets
affecting the Company or to which it is a
party, any securities which shall be received
by the Depositary or a Custodian in
exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, and will if the Company so
requests, execute and deliver additional
Receipts as in the case of a distribution in
Shares, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.  Immediately
upon the occurrence of any such change,
conversion or exchange covered by this
Section in respect of the Deposited
Securities, the Company shall notify the
Depositary in writing of such occurrence
and, as soon as practicable after receipt of
such notice from the Company, the
Depositary shall give notice thereof in
writing to all Owners.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
Neither the Depositary nor the Company nor
any of their respective directors, employees,
agents or controlling persons (as defined
under the Securities Act of 1933) shall incur
any liability to any Owner or Holder, if by
reason of any provision of any present or
future law or regulation of the United States,
The Republic of France or any other
country, or of any other governmental or
regulatory authority or stock exchange, or
by reason of any provision, present or
future, of the statuts of the Company, or by
reason of any act of God or war or other
circumstance beyond its control, the
Depositary or the Company shall be
prevented or forbidden from or be subject to
any civil or criminal penalty on account of
doing or performing any act or thing which
by the terms of the Deposit Agreement it is
provided shall be done or performed; nor
shall the Depositary or the Company incur
any liability to any Owner or Holder by
reason of any nonperformance or delay,
caused as aforesaid, in the performance of
any act or thing which by the terms of the
Deposit Agreement it is provided shall or
may be done or performed, or by reason of
any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement or the statuts of the Company.
Where, by the terms of a distribution
pursuant to Sections 4.1, 4.2 or 4.3 of the
Deposit Agreement, or an offering or
distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
the Depositary is prevented or prohibited
from making such distribution or offering
available to Owners, and the Depositary is
prevented or prohibited from disposing of
such distribution or offering on behalf of
such Owners and making the net proceeds
available to such Owners, then the
Depositary, after consultation with the
Company, shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company
nor the Depositary assumes any obligation
or shall be subject to any liability under the
Deposit Agreement to Owners or Holders,
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company shall be under any obligation to
appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Securities or in respect of the
American Depositary Shares, which in its
opinion may involve it in expense or
liability, unless indemnity satisfactory to it
against all expense and liability shall be
furnished as often as may be required, and
the Custodian shall not be under any
obligation whatsoever with respect to such
proceedings, the responsibility of the
Custodian being solely to the Depositary.
Neither the Depositary nor the Company
shall be liable for any action or nonaction by
it in reliance upon the advice of or
information from legal counsel, accountants,
any person presenting Shares for deposit,
any Owner or Holder, or any other person
believed by it in good faith to be competent
to give such advice or information.  The
Depositary shall not be responsible for any
failure to carry out any instructions to vote
any of the Deposited Securities, for the
manner in which any such vote is cast or the
effect of any such vote, provided, in each
case, that any such action or nonaction is in
good faith.  The Depositary shall not be
responsible for the compliance or
noncompliance of any Owner or Holder with
the provisions of Section 3.4 of the Deposit
Agreement or for the accuracy or
completeness of any disclosure received
from any Owner or Holder pursuant to
Section 3.4 or Section 3.5 of the Deposit
Agreement.  The Depositary shall not be
liable for any acts or omissions made by a
successor depositary whether in connection
with a previous act or omission of the
Depositary or in connection with a matter
arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises, the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY; APPOINTMENT
OF SUCCESSOR CUSTODIAN.
The Depositary may at any time resign as
Depositary hereunder by written notice of its
election so to do delivered to the Company,
such resignation to take effect  upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by written notice of such
removal, effective upon the appointment of
a successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement.  Whenever the Depositary in its
discretion determines that it is in the best
interest of the Owners of Receipts to do so,
it may appoint a substitute or additional
custodian or custodians.
20.	AMENDMENT.
The form of the Receipts and any provisions
of the Deposit Agreement may at any time
and from time to time be amended by
agreement between the Company and the
Depositary without the consent of the
Owners in any respect which they may deem
necessary or desirable.  Any amendment
which shall impose or increase any fees or
charges (other than taxes and other
governmental charges, charges incurred in
connection with the conversion of Foreign
Currency pursuant to Section 4.5 of the
Deposit Agreement and in connection with
compliance with foreign exchange
regulations, registration fees and cable, telex
or facsimile transmission costs, delivery
costs or other such expenses), or which shall
otherwise prejudice any substantial existing
right of Owners, shall, however, not become
effective as to outstanding American
Depositary Shares until the expiration of 30
days after notice of such amendment shall
have been given to the Owners of
outstanding Receipts.  Every Owner and
Holder of American Depositary Shares at
the time any amendment so becomes
effective shall be deemed, by continuing to
hold such American Depositary Shares, to
consent and agree to such amendment and to
be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
The Depositary at any time at the direction
of the Company, shall terminate the Deposit
Agreement by mailing notice of such
termination to the Owners of all American
Depositary Shares then outstanding at least
90 days prior to the date fixed in such notice
for such termination.  The Depositary may
likewise terminate the Deposit Agreement
by mailing notice of such termination to the
Company and the Owners, such termination
to be effective on a date specified in such
notice not less than 30 days after the date
thereof, if at any time 60 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date
of termination, the Owner of American
Depositary Shares will, upon (a) surrender
of such American Depositary Shares, (b)
payment of the fee of the Depositary for the
surrender of American Depositary Shares
referred to in Section 2.5 of the Deposit
Agreement, and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to the Owner or upon
the Owners order, of the amount of
Deposited Securities represented by those
American Depositary Shares.  If any
American Depositary Shares shall remain
outstanding after the date of termination, the
Depositary thereafter shall discontinue the
registration of transfers of American
Depositary Shares, shall suspend the
distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights and
other property as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, upon
surrender of American Depositary Shares
(after deducting, in each case, the fee of the
Depositary for the surrender of a American
Depositary Shares, any expenses for the
account of the Owner of such American
Depositary Shares in accordance with the
terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of American Depositary
Shares that have not theretofore been
surrendered, such Owners thereupon
becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
American Depositary Shares, any expenses
for the account of the Owner of such
American Depositary Shares in accordance
with the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges) and except as
provided in Section 5.8 of the Deposit
Agreement.  Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its obligations
to the Depositary with respect to
indemnification, charges, and expenses.
22.	DISCLOSURE OF INTERESTS
Notwithstanding any other provision of the
Deposit Agreement, each Owner and Holder
agrees to comply with the Companys statuts,
as they may be amended from time to time,
and the laws of The Republic of France with
respect to the disclosure requirements
regarding ownership of Shares, all as if the
Receipts were the Shares represented
thereby, which disclosure requirements, as
of the date of the Deposit Agreement, are
summarized therein.
23.	DTC DIRECT REGISTRATION
SYSTEM AND PROFILE
MODIFICATION SYSTEM.
(a)	Notwithstanding the provisions of
Section 2.4 of the Deposit Agreement, the
parties acknowledge that the Direct
Registration System (DRS) and Profile
Modification System (Profile) shall apply to
uncertificated American Depositary Shares
upon acceptance thereof to DRS by DTC.
DRS is the system administered by DTC
pursuant to which the Depositary may
register the ownership of uncertificated
American Depositary Shares, which
ownership shall be evidenced by periodic
statements issued by the Depositary to the
Owners entitled thereto.  Profile is a
required feature of DRS which allows a
DTC participant, claiming to act on behalf
of an Owner, to direct the Depositary to
register a transfer of those American
Depositary Shares to DTC or its nominee
and to deliver those American Depositary
Shares to the DTC account of that DTC
participant without receipt by the Depositary
of prior authorization from the Owner to
register such transfer.
(b)	In connection with and in accordance
with the arrangements and procedures
relating to DRS/Profile, the parties
understand that the Depositary will not
verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting registration of transfer and delivery described in subsection (a) has the actual authority to act on behalf of the Owner
(notwithstanding any requirements under the
Uniform Commercial Code).  For the
avoidance of doubt, the provisions of
Sections 5.3 and 5.8 of the Deposit
Agreement shall apply to the matters arising from the use of the DRS. The parties agree that the Depositarys reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit
Agreement, shall not constitute negligence or bad faith on the part of the Depositary.





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